Exhibit 99.1

FOR IMMEDIATE RELEASE

Portman Ridge Finance Corporation Announces

Third Quarter 2020 Financial Results

NEW YORK, Nov. 9, 2020 — Portman Ridge Finance Corporation (Nasdaq: PTMN) (the “Company” or “Portman Ridge”) announced today its third quarter 2020 financial results.

Financial Highlights

•

Net investment income for the third quarter ended September 30, 2020 was approximately $2.7 million, or $0.06 per share, compared with net investment income of approximately $2.6 million, or $0.06 per share in the second quarter of 2020, and net investment income of approximately $2.2 million, or $0.06 per share in the third quarter of 2019.

•	At September 30, 2020, the fair value of the Company’s investments totaled approximately $289 million, as compared to $281 million at June 30, 2020.

•	Net asset value per share as of September 30, 2020 was $2.85, an increase of approximately 5% compared with net asset value per share of $2.71 as of June 30, 2020.

Closing of Merger with Garrison Capital Inc.

On October 28, 2020, the Company closed its previously announced merger with Garrison Capital Inc. (“Garrison”) in a cash and stock transaction. Post-closing, Portman Ridge and Garrison stockholders owned approximately 59.0% and 41.0%, respectively, of the combined company. Combined company assets at closing was approximately $638 million.

Management Commentary

Ted Goldthorpe, CEO of Portman Ridge, commented, “Despite the ongoing uncertainty caused by Covid-19, we generated a solid quarter highlighted by broad-based strengthening across our investment portfolio. We continued to generate consistent net investment income on a quarterly basis, resulting in stable net investment income per share that has matched our distribution level for the past five quarters. Importantly, subsequent to quarter end, we announced the completion of our merger with Garrison Capital which is the third strategic transaction our team has closed in less than two years. It is also the largest transaction completed by Portman Ridge to date, with combined company assets totaling approximately $638 million at closing. Integration and repositioning efforts are fully underway and we look forward to providing updates on our progress.”

Operating Results

For the three months ended September 30, 2020, the Company reported total investment income of approximately $7.8 million as compared to approximately $7.3 million in the second quarter, and $7.1 million in the third quarter of 2019. Investment income from debt securities in the third quarter of 2020 was approximately $5.0 million, compared with approximately $5.2 million in the second quarter of 2020, and approximately $4.2 million in the third quarter of 2019. Investment income on CLO fund securities for the quarter was approximately $0.6 million compared with approximately $0.9 million in the second quarter, and $1.6 million in the third quarter of 2019. Investment income from Joint Ventures in the third quarter of 2020 was approximately $2.2 million, compared to $1.0 million in the second quarter of 2020 and approximately $1.3 million in the third quarter of 2019.

For the three months ended September 30, 2020, total expenses were approximately $5.1 million, compared to approximately $4.7 million for the three months ended June 30, 2020, which included an incentive fee waiver of $0.5 million, and compared to approximately $4.8 million in the three months ended September 30, 2019. This waiver was made pursuant to an agreement entered into by the Company’s investment adviser in connection with the Company’s 2019 externalization that required the investment adviser to waive incentive fees payable to it by the Company through June 30, 2020 under certain circumstances. Subsequent to June 30, 2020 and through April 1, 2021, the Company’s investment adviser will use up to $10 million of the incentive fees it receives from the Company to purchase shares of the Company’s common stock from the Company at a purchase price equal to the Company’s then-current net asset value per share.

Interest expense, including amortization on debt issuance costs, was approximately $2.2 million for the third quarter of 2020 and $2.4 million in the second quarter of 2020, compared to $2.3 million for the third quarter of 2019.

Net investment income for the third quarter of 2020 was approximately $2.7 million, or $0.06 per share, compared with net investment income of approximately $2.6 million, or $0.06 per share in the second quarter of 2020 and compared with net investment income of approximately $2.2 million, or $0.06 per share during the third quarter of 2019. Net realized and unrealized appreciation on investments for the three months ended September 30, 2020 was approximately $5.6 million, as compared to net realized and unrealized appreciation of approximately $0.7 million for second quarter of 2020, and net realized and unrealized (depreciation) of approximately $(6.5) million for the three months ended September 30, 2019.

Portfolio and Investment Activity

The fair value of our portfolio was approximately $289 million as of September 30, 2020. The composition of our investment portfolio at September 30, 2020 and December 31, 2019 at cost and fair value was as follows:

	September 30, 2020			December 31, 2019
	(Unaudited)
Security Type	Cost/Amortized Cost	Fair Value	%¹	Cost/Amortized Cost	Fair Value	%¹
Short-term investments²	$10,219,782	$10,219,782	4	$4,207,107	$4,207,107	2
Senior Secured Loan	125,335,848	124,413,259	43	91,245,574	88,788,639	32
Junior Secured Loan	90,438,997	79,851,015	28	100,655,341	95,188,373	34
Senior Unsecured Bond	620,145	301,984	0	620,145	403,615	—
Subordinated Note	—	—	—	2,165,304	2,422,281	1
CLO Fund Securities	46,102,433	18,791,865	7	46,618,717	31,968,202	12
Equity Securities	21,588,325	9,703,027	3	22,160,993	9,864,419	4
Asset Manager Affiliates³	17,791,230	—	—	17,791,230	—	—
Joint Ventures	54,992,546	46,831,611	16	48,594,539	45,087,967	16
Derivatives	30,609	(1,033,048)	(0)	30,609	(33,437)	—

Total	$367,119,915	$289,079,495	100%	$334,089,559	$277,897,166	100%

¹	Represents percentage of total portfolio at fair value.
²	Includes money market accounts.
³	Represents the equity investment in the Asset Manager Affiliates.

Stockholder distribution

On October 16, 2020, the Board of Directors of the Company declared a cash distribution of $0.06 per share of common stock, consistent with the current dividend policy. The distribution is payable on November 27, 2020 to shareholders of record at the close of business as of October 26, 2020.

The Board evaluates a number of factors in determining the amount of the quarterly distribution, including the amount required to be distributed in order for the Company to maintain its status as a “regulated investment company” under the Internal Revenue Code.

Liquidity and Capital Resources

At September 30, 2020, we had unrestricted cash and short-term investments of approximately $10.9 million, approximately $20.7 million of available borrowing capacity under our existing credit facility, total assets of approximately $300 million and stockholders’ equity of approximately $126 million. As of September 30, 2020, we had approximately $171.0 million (par value) of borrowings outstanding ($168.6 million net of capitalized costs) with a weighted average interest rate of approximately 4.5%. Our liabilities are staggered in maturity and comprised of a mix of secured (55%) and unsecured (45%) debt in order to maximize flexibility and minimize leverage cost. Our asset coverage ratio stood at 172% as of September 30, 2020, above the 150% asset coverage statutory limit. Our aggregate unfunded commitments stood at $26.5 million at September 30, 2020; however only $2.4 million of this amount is subject to a unilateral draw right by the borrower and the remaining commitments are subject to certain restrictions such as borrowing base, use of proceeds or leverage that must be satisfied before a borrower can draw down on the commitment. At the current time, we believe we have adequate liquidity to satisfy all of these commitments.

Stock Repurchase Program

On March 5, 2020, the Board approved a $10 million stock repurchase program. Under this repurchase program, shares may be repurchased from time to time in open market transactions. The timing and actual number of shares repurchased will depend on a variety of factors, including legal requirements, price, and economic and market conditions. The stock repurchase program may be suspended or discontinued at any time. Subject to these restrictions, we will selectively pursue opportunities to repurchase shares which are accretive to net asset value per share. During the three months ended September 30, 2020, the Company repurchased 358,959 shares under the stock repurchase program at an aggregate cost of approximately $456 thousand. We expect to continue to buyback stock as we do not believe our stock price reflects the fair value of our portfolio. Subject to customary restrictions, the Company and management intend to support the stock through open market purchases. Additionally, on August 31, 2020, the Board approved for the Company to establish a 10b5-1 stock trading plan to facilitate future stock repurchases under the $10 million stock repurchase program.

Conference Call and Webcast

We will hold a conference call on Tuesday November 10, 2020 at 9:00 a.m. Eastern Time to discuss our third quarter 2020 financial results. Stockholders, prospective stockholders and analysts are welcome to listen to the call or attend the webcast.

To access the call please dial (866) 757-5630 approximately 10 minutes prior to the start of the conference call and use the conference ID 4299202. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis on our Company’s website www.portmanridge.com in the Investor Relations section under Events. The online archive of the webcast will be available after 7:00 p.m. Eastern Time for approximately 90 days.

A replay of this conference call will be available from 12:00 p.m. Eastern Time on November 10, 2020 until 12:00 p.m. Eastern Time on November 17, 2020. The dial in number for the replay is (855) 859-2056 and the conference ID is 4299202.

About Portman Ridge Finance Corporation

Portman Ridge Finance Corporation (Nasdaq: PTMN) is a publicly traded, externally managed investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. Portman Ridge Finance Corporation’s middle market investment business originates, structures, finances and manages a portfolio of term loans, mezzanine investments and selected equity securities in middle market companies. The Company’s investment activities are managed by its investment adviser, Sierra Crest Investment Management LLC, an affiliate of BC Partners Advisors, LP.

Portman Ridge Finance Corporation’s filings with the Securities and Exchange Commission (the “SEC”), earnings releases, press releases and other financial, operational and governance information are available on the Company’s website at www.portmanridge.com.

About BC Partners Advisors L.P. and BC Partners Credit

BC Partners is a leading international investment firm with over $31 billion of assets under management in private equity, private credit and real estate strategies. Established in 1986, BC Partners has played an active role in developing the European buyout market for three decades. Today, BC Partners executives operate across markets as an integrated team through the firm’s offices in North America and Europe. Since inception, BC Partners has completed 117 private equity investments in companies with a total enterprise value of €149 billion and is currently investing its eleventh private equity fund. For more information, please visit www.bcpartners.com.

BC Partners Credit was launched in February 2017 and has pursued a strategy focused on identifying attractive credit opportunities in any market environment and across sectors, leveraging the deal sourcing and infrastructure made available from BC Partners.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The matters discussed in this press release, as well as in future oral and written statements by management of Portman Ridge Finance Corporation, that are forward-looking statements are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements.

Forward-looking statements relate to future events or our future financial performance and include, but are not limited to, projected financial performance, expected development of the business, plans and expectations about future investments and the future liquidity of the Company. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “outlook”, “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements.

Important assumptions include our ability to originate new investments, and achieve certain margins and levels of profitability, the availability of additional capital, and the ability to maintain certain debt to asset ratios. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation that such plans, estimates, expectations or objectives will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) uncertainty of the expected financial performance of the Company; (2) expected synergies and savings associated with the transaction in which Garrison Capital Inc. merged with and into the Company; (3) the ability of the Company and/or BC Partners to implement its business strategy; (4) evolving legal, regulatory and tax regimes; (5) changes in general economic and/or industry specific conditions; (6) the impact of increased competition; (7) business prospects and the prospects of the Company’s portfolio companies; (8) contractual arrangements with third parties; (9) any future financings by the Company; (10) the ability of Sierra Crest Investment Management LLC to attract and retain highly talented professionals; (11) the Company ability to fund any unfunded commitments; (12) any future distributions by the Company; (13) changes in regional or national economic conditions, including but not limited to the impact of the COVID-19 pandemic, and their impact on the industries in which we invest; and (14) other changes in the conditions of the industries in which we invest and other factors enumerated in our filings with the SEC. The forward-looking statements should be read in conjunction with the risks and uncertainties discussed in the Company’s filings with the SEC, including the Company’s most recent Form 10-K and other SEC filings. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required to be reported under the rules and regulations of the SEC.

Contacts:

Portman Ridge Finance Corporation

650 Madison Avenue, 23rd floor

New York, NY 10022

info@portmanridge.com

Ted Gilpin

Ted.Gilpin@bcpartners.com

(212) 891-5007

Jeehae Linford

The Equity Group Inc.

jlinford@equityny.com

(212) 836-9615

PORTMAN RIDGE FINANCE CORPORATION

CONSOLIDATED BALANCE SHEETS

	September 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
Investments at fair value:
Short-term investments (cost: 2020 - $10,219,782; 2019 - $4,207,107)	$10,219,782	$4,207,107
Debt securities (amortized cost: 2020 - $216,394,990; 2019 - $194,686,364)	204,566,258	186,802,908
CLO Fund Securities managed by affiliates (amortized cost: 2020 - $44,741,934; 2019 - $45,099,076)	17,458,715	29,984,047
CLO Fund Securities managed by non-affiliates (amortized cost: 2020 - $1,360,499; 2019 - $1,519,641)	1,333,150	1,984,155
Equity securities (cost: 2020 - $21,588,325; 2019 - $22,160,993)	9,703,027	9,864,419
Asset Manager Affiliates (cost: 2020 - $17,791,230; 2019 - $17,791,230)	—	—
Joint Ventures (cost: 2020 - $54,992,546; 2019 - $48,594,539)	46,831,611	45,087,967
Derivatives (cost: 2020 - $30,609; 2019 - $30,609)	(1,033,048)	(33,437)

Total Investments at Fair Value (cost: 2020 - $367,119,915; 2019 - $334,089,559)	289,079,495	277,897,166
Cash	677,438	136,864
Restricted cash	4,907,105	4,967,491
Interest receivable	1,927,149	1,367,447
Receivable for unsettled trades	1,847,146	24,420,045
Due from affiliates	187,344	473,100
Other assets	1,508,694	1,112,150

Total Assets	$300,134,371	$310,374,263

LIABILITIES
6.125% Notes Due 2022 (net of offering costs of: 2020-$1,207,830; 2019 - $1,651,946)	$75,518,145	$75,755,253
Great Lakes Portman Ridge Funding LLC Revolving Credit Facility (net of offering costs of: 2020-$1,189,295; 2019 - $1,462,364)	93,131,603	78,108,535
Payable for unsettled trades	—	—
Accounts payable and accrued expenses	1,574,838	1,386,981
Accrued interest payable	752,270	136,486
Due to affiliates	1,596,260	1,711,793
Management and incentive fees payable	1,615,157	1,076,645

Total Liabilities	174,188,273	158,175,693
COMMITMENTS AND CONTINGENCIES (NOTE 9)
STOCKHOLDERS’ EQUITY
Common stock, par value $0.01 per share, 100,000,000 common shares authorized; 45,098,322 issued, and 44,169,060 outstanding at September 30, 2020, and 45,024,535 issued, and 44,829,676 outstanding at December 31, 2019	441,691	448,297
Capital in excess of par value	450,601,352	451,353,379
Total distributable (loss) earnings	(325,096,945)	(299,603,106)

Total Stockholders’ Equity	125,946,098	152,198,570

Total Liabilities and Stockholders’ Equity	$300,134,371	$310,374,263

NET ASSET VALUE PER COMMON SHARE	$2.85	$3.40

PORTMAN RIDGE FINANCE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Investment Income:
Interest from investments in debt securities	$4,517,268	$3,882,096	$13,910,567	$10,650,753
Payment-in-kind investment income	434,446	311,936	1,125,343	325,478
Interest from short-term investments	—	13,952	15,279	66,065
Investment income on CLO Fund Securities managed by affiliates	587,239	1,454,086	2,493,600	3,193,840
Investment income on CLO Fund Securities managed by non-affiliates	42,341	107,889	247,302	1,894,737
Investment income—Joint Ventures	2,182,466	1,300,590	4,760,485	3,542,257
Capital structuring service fees	23,602	5,647	302,887	116,645

Total investment income	7,787,362	7,076,196	22,855,463	19,789,775
Expenses:
Management fees	1,043,645	1,026,000	3,063,719	2,052,100
Performance-based incentive fees	571,846	—	1,128,726	—
Interest and amortization of debt issuance costs	2,239,911	2,280,627	6,984,852	6,063,984
Compensation	—	—	—	3,688,578
Professional fees	439,503	644,485	1,810,450	2,827,131
Insurance	177,154	129,157	478,058	577,257
Administrative services expense	470,435	438,502	1,361,700	848,102
Other general and administrative expenses	147,818	314,992	522,091	1,374,606
Lease termination costs	—	—	—	1,431,030

Total expenses	5,090,312	4,833,763	15,349,596	18,862,788

Management and performance-based incentive fees waived	—	—	(556,880)	—

Net Expenses	5,090,312	4,833,763	14,792,716	18,862,788

Net Investment Income (Loss)	2,697,050	2,242,433	8,062,747	926,987
Realized And Unrealized Gains (Losses) On Investments:
Net realized (losses) gains from investment transactions	(1,890,090)	(1,176,073)	(3,819,851)	(16,796,465)
Net change in unrealized appreciation (depreciation) on:
Debt securities	4,553,027	(621,192)	(3,945,277)	3,584,578
Equity securities	337,258	(909,990)	411,276	(5,809,402)
CLO Fund Securities managed by affiliates	1,573,272	(2,715,673)	(12,168,189)	(3,330,808)
CLO Fund Securities managed by non-affiliates	363,430	55,174	(491,863)	2,531,746
Joint Venture Investments	1,146,355	(1,104,502)	(4,654,363)	2,897,649
Derivatives	(461,629)	(20,959)	(999,612)	(20,959)

Total net change in unrealized appreciation (depreciation)	7,511,713	(5,317,142)	(21,848,028)	(147,196)

Net realized and unrealized appreciation (depreciation) on investments	5,621,623	(6,493,215)	(25,667,879)	(16,943,661)

Realized gains on extinguishments of Debt	—	—	154,571	—

Net Increase (Decrease) In Stockholders’ Equity Resulting From Operations	$8,318,673	$(4,250,782)	$(17,450,561)	$(16,016,674)

Net Increase (Decrease) In Stockholders’ Equity Resulting from Operations per Common Share:
Basic:	$0.19	$(0.11)	$(0.39)	$(0.43)
Diluted:	$0.19	$(0.11)	$(0.39)	$(0.43)
Net Investment Income Per Common Share:
Basic:	$0.06	$0.06	$0.18	$0.02
Diluted:	$0.06	$0.06	$0.18	$0.02
Weighted Average Shares of Common Stock Outstanding—Basic	44,417,783	37,361,746	44,616,502	37,348,835
Weighted Average Shares of Common Stock Outstanding—Diluted	44,417,783	37,361,746	44,616,502	37,348,835